1 AMERICAN STOCK EXCHANGE LLC DETERMINATION AND NOTIFICATION OF REMOVAL FROM LISTING AND/OR REGISTRATION UNDER SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934 Attachment to Form 25 August 29, 2006 The American Stock Exchange LLC (the "Exchange"), pursuant to Section 12(d) of the Securities Exchange Act of 1934 and Rule 12d2-2(b) promulgated thereunder by the Securities and Exchange Commission (the "Commission"), has determined to strike from listing and registration on the Exchange, the following: ONETRAVEL HOLDINGS, INC. Common Stock, $0.04 Par Value Commission File Number - 001-08662 1. The standards of the Exchange provide, among other things, that consideration may be given to the removal of a security when the issuer has failed to comply with its listing agreements with the Exchange. In applying these standards, the Exchange gives consideration to delisting the securities of a company that is not in compliance with Sections 134 and 1101 of the Amex Company Guide (the "Company Guide") which require an issuer to comply with the applicable Securities and Exchange Commission (the "SEC") requirements with respect to the filing of reports and other documents. 2. The Common Stock of OneTravel Holdings, Inc. (the "Company") does not qualify for continued listing because the Company failed to file its: Form 10-K for the year ended June 30, 2005; Form 10-Q for the quarter ended September 30, 2005 and Form 10-Q for the quarter ended December 31, 2005. The Company subsequently became delinquent in the filing of its Form 10-Q for the quarter ended March 31, 2006. 3. In reviewing the eligibility of the Company's Common Stock for continued listing, the Exchange has complied with its standards and procedures as follows: (a)By letter dated October 19, 2005, in accordance with Section 1009 of the Company Guide, the Company was advised of its status in relation to the standards of the Exchange and offered an opportunity to submit a business plan in support of its continued listing (the "Plan"). Specifically, the Company was not in compliance with Sections 134 and 1101 of the Company Guide with the Company's failure to file its Form 10-K for the year ended June 30, 2005 (the "Form 10-K). The Exchange's letter advised the Company that it would need to regain compliance with the Exchange's continued listing standards by December 12, 2005. (b)The Company submitted its Plan by letter dated November 2, 2005 and the Exchange accepted the Company's Plan by letter dated November 4, 2005. (c)By letter dated December 2, 2005, in accordance with Section 1009 of the Company Guide, the Company was notified of an additional instance of non-compliance with Sections 134 and 1101 of the Company Guide with the Company's failure to file its Form 10-Q for the quarter ended September 30, 2005 (the "September 10-Q"). The Exchange's letter advised that the Company would need to regain compliance with Sections 134 and 1101 for the filing of the September 10-Q by January 5, 2006. (d)By correspondence dated December 13, 2005 and December 19, 2005, the Company requested until January 16, 2006 to file the Form 10-K and February 15, 2006 to file the September 10-Q. (e)By letter dated December 23, 2005, the Exchange advised that the plans submitted on December 13, 2005 and December 19, 2005 were accepted and the Company would need to regain compliance with the Exchange's continued listing standards with the filing of the Form 10-K by January 16, 2006 and the September 10-Q by February 15, 2006. (f)The Company failed to regain compliance with the Exchange's continued listing standards by January 16, 2006. Subsequently, the Exchange determined that the Company's common stock did not qualify for continued listing. This determination, along with the Company's right to appeal, was communicated to the Company by letter dated February 1, 2006. (g)By correspondence dated February 7, 2006, the Company appealed that determination and requested an oral hearing to review the Exchange's determination. (h)On March 9, 2006, a hearing at which the Company was present, was conducted before an Exchange Listing Qualifications Panel (the "Panel"). By letter dated March 14, 2006, the Exchange notified the Company of the Panel's decision to deny the Company's appeal for continued listing of its common stock on the Amex and to authorize delisting proceedings. The letter also informed the Company of its right, in accordance with Section 1205 of the Company Guide, to request that the Exchange's Committee on Securities review the Panel's decision within fifteen days. (i)The Company did not appeal the Panel's decision to the Committee on Securities within the requisite time period or thereafter. Accordingly, the Exchange, having complied with all of its procedures, is authorized to file this application in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. 4. In the opinion of the Exchange, all of the material facts relating to the reasons for this application are contained herein. 5. The Exchange official whose signature is set forth below is duly authorized to file this application. 6. In accordance with the provisions of Rule 12d2-2, the Exchange has issued public notice of its final determination to remove the Company's securities from listing and/or registration by issuing a press release and posting notice on www.amex.com. Further, a copy of this application has been forwarded to Mr. Edward J. Wegel, Chief Executive Officer, President & Chief Restructuring Officer of the Company. /s/ Dennis J. Meekins Vice President, Listing Qualifications American Stock Exchange LLC